Exhibit 23.2

[LETTERHEAD OF KSI SHAH & ASSOCIATES] Chartered Accountants
Tel.: 0-332-5657, Fax: 04-332 5667 - Suite 1003, Khalid A1 Attar Tower, Sh. Zayed Road, P.O. Box: 71241, Dubai - U.A.E. - E-mail: sna@sna-me.com

Ref: Cert./080809

25 August 2008

Lazare Kaplan International Inc.
New York, New York

Dear Sir,

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lazare Kaplan International Inc. of our report dated August 11, 2008, relating to the Gulfdiam DMCC financial statements, an equity investee, included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 2007 and its Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended May 31, 2007 each filed with the Securities and Exchange Commission.

Cordially,

/s/ KSI SHAH & ASSOCIATES
CHARTERED ACCOUNTANTS
Dubai

[SKI SHAH & ASSOCIATES SEAL OMITTED]

Branch: Tel.: 06-568 2225, Fax: 06-568 2565, P.O. Box: 38366, Sharjah - U.A.E., E-mail: sna_shj@emirates.net.ae
Associates Offices: Mumbai, New Delhi (INDIA)